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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 20, 2009

NORTH SHORE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52875	20-0433980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Great Neck Road, Suite 204 Great Neck, New York	11021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (516) 487-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2009, North Shore Acquisition Corp. (“Company”) entered into an agreement (“Agreement”) with Young Joo Kim.  Pursuant to the Agreement, (i) Mr. Kim was appointed as Co-Chairman of the Board of Directors of the Company and (ii) Arthur H. Goldberg resigned from his position as a director of the Company.  Mr. Goldberg’s resignation was made solely to allow Mr. Kim to join the Company’s Board inasmuch as the Company’s by-laws permit a maximum of four directors.  The Company believes Mr. Kim’s addition will benefit the Company’s public stockholders as he has access to significant deal flow and should assist the Company in successfully completing a transaction.

Young-Joo Kim, 46 years old, has served as the chairman of Hanol Global Textile Co., Ltd., a fabric manufacturer, since May 2008.  From September 2006 to May 2008, Mr. Kim served as the chairman and chief executive officer of NKBIO Co., Ltd., an anti-cancer cell therapy research firm. From June 2005 to September 2006, Mr. Kim served as the chairman of N.Vate Co. Ltd., a finance restructuring company.  From March 2002 to June 2005, Mr. Kim served as the vice chairman of Innobiz, an association that promotes technology innovation in small- to mid-sized enterprises. He served as the sales director of Ssangyong Digital, a company engaged in the manufacturing and sale of computer equipment, between 1999 and 2001. Mr. Kim also served as the chief executive officer of EungYong Electronic, a computer retail company, from 1989 to 1997. In December 2008, Mr. Kim was appointed as an arbitrator at the Korean Commercial Arbitrators Board.    Mr. Kim currently owns the following private companies in Korea:  Hanol Global Textile Co. Ltd, N.Vate Co. Ltd., Wendi Bio Co. Ltd., a water and food inspection company, and Yoosung P&C Co. Ltd., an oil retailer.

Mr. Kim has not entered into an employment agreement with the Company and will not receive any cash or other compensation from the Company for services rendered to the Company until following the Company’s consummation of a business combination, it at all.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 above is incorporated by reference herein.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Agreement dated March 20, 2009.

99.1	Press Release dated March 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH SHORE ACQUISITION CORP.

Date: March 23, 2009	By:	/s/ Marc H. Klee
Marc H. Klee
President